Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MARCH COMPARABLE

STORE SALES

FOR IMMEDIATE RELEASE	Contact:	Julia Bentley (865) 981-6243 www.saksincorporated.com

New York, New York (April 7, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $260.2 million for the five weeks ended April 2, 2011 compared to $238.2 million for the five weeks ended April 3, 2010, a 9.2% increase. Comparable store sales increased 11.1% for the month.

On a quarter-to-date basis, for the two months ended April 2, 2011, owned sales totaled $456.3 million compared to $410.0 million for the two months ended April 3, 2010, an 11.3% increase. Comparable store sales increased 12.9% for the two-month period.

For March, the strongest categories at Saks Fifth Avenue stores included women’s designer collections and contemporary apparel, men’s apparel, women’s and men’s shoes, handbags, fashion jewelry, and fragrances. Saks Direct performed well during the month.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 57 Saks OFF 5TH stores, and saks.com.

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